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                                                                     Exhibit 3.5

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                                         E-FILED Colorado Secretary of State
                                                  Date and Time: 03/02/2006 11:09 AM
Document processing fee                           Entity ID: 19871299893
  If document is filed on paper       $125.00
  If document is filed electronically  $25.00     Document Number: 20061090710
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Fee & forms/cover sheets
 are subject to change.
To file electronically, access instructions
 for this form/cover sheet and other
 information or print copies of filed
 documents, visit: WWW.SOS.STATE.CO.US
and select Business Center.
Paper documents must be typewritten or machine printed.

                                                ABOVE SPACE FOR OFFICE USE ONLY.

                              ARTICLES OF AMENDMENT
           filed pursuant to ss.7-90-301, et seq. and 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number:                 19871299893______________________________________

1. Entity Name: RECLAMATION CONSULTING & APPLICATIONS, INC.
                           (If changing the name of the corporation, indicate
name BEFORE the name change)

2.   New Entity Name: __________________________________________________
     (if applicable)

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3.   Use of Restricted Words (if any of these         __ "bank" or "trust" or anyderivative thereof
     terms are contained in an entity name, true      __ "credit union  ___ "savings and loan"
     name of an entity, trade name or trademark       __ "insurance", "casualty", "mutual", or "surety"
     stated in this document, mark the applicable
     box):

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4.   Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.   If the corporation's period of duration
     as amended is less than perpetual, state
     the date on which the period of duration
     expires:                                        ___________________________
                                                              (MM/DD/YYYY)
            OR

If the corporation's period of duration as amended is perpetual, mark this box:
__X__


7.   (OPTIONAL) Delayed effective date:     ________________________________
                                                     (MM/DD/YYYY)
Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the documents the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity, with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.


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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

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8.     Name(s) and address(es) of the
       individual(s) causing the document
       to be delivered for filing:                   DAVIES    GORDON     WESLEY      MR.
                                                     --------------------------------------------------
                                                     (LAST)    (FIRST)   (MIDDLE)    (SUFFIX)

                                                     23832 ROCKFIELD BLVD.,
                                                     --------------------------------------------------
                                                     (STREET NAME AND NUMBER OR POST OFFICE INFORMATION)

                                                     SUITE 275
                                                     ---------------------------------------------------
                                                     LAKE FOREST     CA           92630
                                                     ---------------------------------------------------
                                                     (CITY)        (STATE)  (POSTAL ZIP CODE)

                                                                                     UNITED STATES
                                                     ---------------------------------------------------
                                                     (PROVINCE - IF APPLICABLE)    (COUNTRY - IF NOT US)
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(THE DOCUMENT NEED NOT STATE THE TRUE NAME AND ADDRESS OF MORE THAN ONE
INDIVIDUAL. HOWEVER, IF YOU WISH TO STATE THE NAME AND ADDRESS OF ANY ADDITIONAL
INDIVIDUALS CAUSING THE DOCUMENT TO BE DELIVERED FOR FILING, MARK THIS BOX ____
AND INCLUDE AN ATTACHMENT STATING THE NAME AND ADDRESS OF SUCH INDIVIDUALS)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision dare, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


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NOTICE:

THIS "IMAGE" IS MERELY A DISPLAY OF INFORMATION THAT WAS FILED ELECTRONICALLY. IT IS NOT AN IMAGE THAT WAS CREATED BY OPTICALLY SCANNING A PAPER DOCUMENT.

NO SUCH PAPER DOCUMENT WAS FILED. CONSEQUENTLY, NO COPY OF A PAPER DOCUMENT IS AVAILABLE REGARDING THIS DOCUMENT.

QUESTIONS? CONTACT THE BUSINESS DIVISION. FOR CONTACT INFORMATION, PLEASE VISIT THE SECRETARY OF STATE'S WEBSITE.


CLICK THE FOLLOWING LINKS TO VIEW ATTACHMENTS

ATTACHMENT 1

AMMENDMENT TO ARTICLES OF INCORPORATION RCAI 2006





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                              [LETTERHEAD OF RCAI]
                                                                       EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

The undersigned, President of Reclamation Consulting and Applications, Inc. (the "Corporation"), does hereby certify as follows:

FIRST: The name of the corporation is: RECLAMATION CONSULTING AND APPLICATIONS, INC.

SECOND: The articles of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following.

THIRD: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.01. The second class of stock shall be Preferred Stock, par value of $0.01. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the other issue of such stock adopted by the board of directors and may be made dependant upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class and series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

          CLASS            PAR VALUE                  AUTHORIZED SHARES
          -----            ---------                  -----------------

          Common            $0.01                     150,000,000
          Preferred         $0.01                       5,000,000

          Totals:                                     155,000,000

FOURTH: The amendment of the certificate of incorporation herein certified has been duly adopted at a meeting of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of the Colorado Business Corporation Act.

IN WITNESS THEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Gordon Davies, its President, this 28 day of FEB, 2006.

                                   RECLAMATION CONSULTING AND APPLICATIONS, INC.

                                        /S/  GORDON DAVIES
                                   ---------------------------------------------
                                    Gordon Davies
                                    President